JOHN HANCOCK PREFERRED INCOME FUND III
                 -----------------------------------------------

                            AUCTION AGENCY AGREEMENT

                           dated as of August 19, 2003

                                   Relating to

                            Auction Preferred Shares

              Series M, Series T, Series W, Series TH and Series F

                                       of

                     JOHN HANCOCK PREFERRED INCOME FUND III
                 ----------------------------------------------
                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                                as Auction Agent


                            AUCTION AGENCY AGREEMENT

         This Auction Agency Agreement (this "Agreement"), dated as of August 19, 2003, is by and between John Hancock Preferred Income Fund III, a Massachusetts business trust (the "Trust") and Deutsche Bank Trust Company Americas, a New York banking corporation.

         The Trust proposes to issue an aggregate of 14,000 preferred shares, no par value per share, liquidation preference $25,000 per share, designated as Auction Preferred Shares, Series M, Series T, Series W, Series TH and Series F (collectively, the "Auction Preferred Shares" or "APS"), pursuant to the Amended By-Laws of the Trust (as defined below).

         The Trust desires that Deutsche Bank Trust Company Americas perform certain duties as agent in connection with each Auction (as defined below) (in such capacity, the "Auction Agent"), and as the transfer agent, registrar, dividend paying agent and redemption agent with respect to the APS (in such capacity, the "Paying Agent"), upon the terms and conditions of this Agreement, and the Trust hereby appoints Deutsche Bank Trust Company Americas as said Auction Agent.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Trust and the Auction Agent agree as follows:

1. Definitions and Rules of Construction.

     1.1 Terms Defined By Reference to the Amended By-Laws.

     Capitalized terms not defined herein shall have the respective meanings specified in the Amended By-Laws.

     1.2 Terms Defined Herein.

         As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

               (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

               (b) "Agreement" shall mean the Auction Agency Agreement relating to one or more series of APS.

               (c) "APS" shall mean the preferred shares, Series M, Series T, Series W, Series TH and Series F, no par value per share, of the Trust designated as its "Auction Preferred Shares" and bearing such further designation as to series as the Board of Trustees of the Trust or any committee thereof shall specify.

               (d) "Auction" shall have the meaning specified in Section 2.1 hereof.

               (e) "Auction Procedures" shall mean the auction procedures constituting Section 8.9 of the Amended By-Laws.

               (f) "Authorized Officer" of the Auction Agent shall mean each Vice President, Assistant Vice President, and Associate of the Auction Agent assigned to its Corporate Trust and Agency Group and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

               (g) "Broker-Dealer Agreement" shall mean each agreement between the Auction Agent and a Broker-Dealer substantially in the form attached hereto as Exhibit A.

               (h) "Amended By-Laws" shall mean the By-Laws of the Trust, as the same may be amended, supplemented or modified from time to time.

               (i) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit B.

               (j) "Trust Officer" shall mean the Chairman, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

     1.3 Rules of Construction.

     Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of the Agreement:

               (a) words importing the singular number shall include the plural number and vice versa.

               (b) the captions and headings herein are solely for convenience of reference and shall not constitute a part of the Agreement nor shall they affect its meaning, construction or effect.

               (c) the words "hereof," "herein," "hereto" and other words of similar import refer to the Agreement as a whole.

               (d) all references herein to a particular time of day shall be to New York City time.

2. The Auction.

     2.1  Purpose;   Incorporation  by  Reference  of  Auction   Procedures  and
Settlement Procedures.

               (a) The Board of Trustees of the Trust has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures. The Auction Agent hereby accepts such appointment and agrees that, on each Auction Date for a series of APS, it shall follow the procedures set forth in this Section 2 and the Auction Procedures for the purpose of determining the Applicable Rate for any Subsequent Rate Period of any series of APS for which the Applicable Rate is to be determined by such auction. Each periodic operation of such procedures is hereinafter referred to as an "Auction."

               (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part hereof to the same extent as if such provisions were fully set forth herein.

     2.2 Preparation for Each Auction; Maintenance of Registry of Beneficial Owners.

               (a) Not later than seven days prior to the first Auction Date for the first series of APS subject to an Auction, the Trust shall provide the Auction Agent with a list of the Broker-Dealers. Not later than seven days prior to any Auction Date for any series of APS for which any change in such list of Broker-Dealers is to be effective, the Trust will notify the Auction Agent in writing of such change and, if any such change involves the addition of a Broker-Dealer to such list, shall cause to be delivered to the Auction Agent for execution by the Auction Agent a Broker-Dealer Agreement signed by such Broker-Dealer; provided, however, that if the Trust proposes to designate any Special Rate Period of any series of APS pursuant to Section 8.4(c) of the Amended By-Laws, not later than 11:00 A.M. on the Business Day immediately preceding the Auction immediately preceding the first day of such Rate Period (or by such later time or date, or both, as may be agreed to by the Auction Agent), the Trust shall provide the Auction Agent with a list of the Broker-Dealers for such series and a manually signed copy of each Broker-Dealer Agreement or a new Schedule A to a Broker-Dealer Agreement (which Schedule A shall replace and supersede any previous Schedule A to such Broker-Dealer Agreement) with each Broker-Dealer for such series. The Auction Agent shall have entered into a Broker-Dealer Agreement with each Broker-Dealer prior to the participation of any such Broker-Dealer in any Auction.

               (b) In the event that any Auction Date for any series of APS shall be changed after the Auction Agent shall have given the notice referred to in paragraph (a) of the Settlement Procedures, or after the notice referred to in Section 2.3 hereof, if applicable, the Auction Agent, by such means as the Auction Agent deems practicable, shall give notice of such change to the Broker-Dealers for such series not later than the earlier of either 9:15 A.M. on the new Auction Date or 9:15 A.M. on the old Auction Date.

               (c) (i) The Auction Agent shall maintain a registry of the beneficial owners of the APS of each series who shall constitute Existing Holders of APS of such series for purposes of Auctions. The Auction Agent shall indicate thereon the identity of the respective Broker-Dealer of each Existing
Holder  on  whose   behalf  such Broker-Dealer  submitted  the most recent Order in any Auction which resulted in such Existing Holder continuing to hold or purchasing APS of such series. The Auction Agent shall keep such registry current and accurate based on the information provided to it from time to time by the Broker-Dealer. The Trust shall provide or cause to be provided to the Auction Agent at or prior to the Date of Original Issue of the APS of each series a list of the initial Existing Holders of the shares of each such series of APS, the number of shares purchased by each such Existing Holder and the respective Broker-Dealer of each such Existing Holder or the affiliate thereof through which each such Existing Holder purchased such shares. The Auction Agent may rely upon, as conclusive evidence of the identities of the Existing Holders of APS of any series, (A) such list, (B) the results of Auctions, (C) notices from any Broker-Dealer as described in the first sentence of Section 2.2(c)(iii) hereof and (D) the results of any procedures approved by the Trust that have been devised for the purpose of determining the identities of Existing Holders in situations where APS may have been transferred without complying with any restrictions on the transfer thereof as set forth in the Auction Procedures.

               (ii) In the event of any partial redemption of any series of APS, the Auction Agent shall, at least two Business Days prior to the next Auction for such series, request each Broker-Dealer to provide the Auction Agent with a list of Persons who such Broker-Dealer believes are Existing Holders after giving effect to such redemption based upon inquiries of the Persons reflected in such Broker-Dealer's records as Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of APS of such series such Broker-Dealer believes are owned by such Person after giving effect to such redemption. In the absence of receiving any such information from any Broker-Dealer, the Auction Agent may continue to treat the Persons listed in its registry of Existing Holders as the beneficial owner of the number of APS of such series shown in such registry.

               (iii) The Auction Agent shall be required to register a transfer of APS of any series from an Existing Holder of such APS only if such transfer is to another Existing Holder, or other Person if permitted by the Trust, and only if such transfer is made (A) pursuant to an Auction, or (B) the Auction Agent has been notified in writing (I) in a notice substantially in the form of Exhibit B to the Broker-Dealer Agreements by a Broker-Dealer of such transfer or (II) in a notice substantially in the form of Exhibit C to the Broker-Dealer Agreements by the Broker-Dealer of any Existing Holder, or other Person if permitted by the Trust, that purchased or sold such APS in an Auction of the failure of such APS to be transferred as a result of such Auction. The Auction Agent is not required to accept any notice described in clause (B) of the preceding sentence for an Auction unless the Auction Agent receives it by 3:30 P.M. on the Business Day preceding such Auction.

               (d) The Auction Agent may, but shall have no obligation to, request the Broker-Dealers, as set forth in the Broker-Dealer Agreements, to provide the Auction Agent with a list of Persons who such Broker-Dealer believes are Existing Holders based upon inquiries of those Persons such Broker-Dealer's records indicate are Beneficial Owners as a result of the most recent Auction and with respect to each such Person, the number of shares of such series of APS such Broker-Dealer believes to be owned by such Person. The Auction Agent shall keep confidential such registry of Existing Holders and shall not disclose the identities of the Existing Holders of such APS to any Person other than the Trust and the Broker-Dealer that provided such information; provided, however, that the Auction Agent reserves the right and is authorized to disclose any such information if (A) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (B) it is advised by its counsel that its failure to do so would be unlawful or (C) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

     2.3 Auction Schedule.

     The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to each Broker-Dealer. Such notice shall be given prior to the close of business on the Business Day immediately preceding the first Auction Date on which any such change shall be effective.



Time                                             Event
----                                             -----

By  9:30 A.M.                                    Auction Agent advises the Trust and Broker-Dealers of
                                                 the applicable Maximum Applicable Rate and the "AA"
                                                 Financial Composite Commercial Paper Rate used in determining such Maximum Applicable Rate as set forth in Section 2.7
                                                 hereof.

9:30 A.M. - 1:30 P.M.                            Auction Agent assembles information communicated to it by
                                                 Broker-Dealers as provided in  Section 8.9(b) of the Auction
                                                 Procedures. Submission Deadline is 1:30 P.M.

Not earlier than 1:30 P.M.                       Auction Agent makes determinations pursuant to Section 8.9(c) of the Auction Procedures.

By approximately 3:30 P.M.                       Auction Agent advises Trust of results of Auction as provided in
                                                 Section 8.9(c) of the Auction Procedures.

                                                 Submitted Bids and Submitted Sell Orders are accepted and
                                                 rejected and APS allocated as provided in Section 8.9(d) of the Auction Procedures. Auction Agent gives notice of Auction results as set forth Section 2.4 hereof.


The Auction Agent shall follow the notification procedures set forth in paragraph (a) of the Settlement Procedures.

     2.4 Notice of Auction Results.

     The Auction Agent will advise each Broker-Dealer who submitted a Bid or Sell Order in an Auction whether such Bid or Sell Order was accepted or rejected in whole or in part and of the Applicable Rate for the next Dividend Period for the related APS by telephone or through the Auction Agent's auction processing system as set forth in paragraph (a) of the Settlement Procedures.

     2.5 Broker-Dealers.

          (a) Not later than 12:00 Noon on each Auction Date for any series of APS, the Trust shall pay to the Auction Agent an amount in cash equal to the aggregate fees payable to the Broker-Dealers for such series pursuant to
Section 3.5 of the Broker-Dealer Agreements for such series. The Auction Agent shall apply such moneys as set forth in Section 3.5 of each such Broker-Dealer Agreement.

          (b) The Trust shall notify the Auction Agent in writing prior to selecting any Person to act as a Broker-Dealer.

          (c) The Auction Agent shall terminate any Broker-Dealer Agreement as set forth therein if so directed by the Trust, provided that at least one Broker-Dealer Agreement would be in effect for each series of APS after such termination.

          (d) Subject to the Auction Agent's having received notice of the selection of the relevant Broker-Dealer pursuant to Section 2.5(b) hereof, the Auction Agent shall from time to time enter into such Broker-Dealer Agreements with one or more Broker-Dealers as the Trust shall request, and shall enter into such schedules to any such Broker-Dealer Agreements as the Trust shall request, which schedules, among other things, shall set forth the series of APS to which such Broker-Dealer Agreement relates.

     2.6 Special Rate Periods.

     The provisions contained in Section 8.4(c) of the Amended By-Laws concerning Special Rate Periods and the notification of a Special Rate Period will be followed by the Trust and, to the extent applicable, the Auction Agent, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

     2.7 Determination of Maximum Applicable Rate.

          (a) (i) On each Auction Date, the Auction Agent shall determine the Maximum Applicable Rate. If any "AA" Financial Composite Commercial Paper Rate is not quoted on an interest equivalent basis, the Auction Agent shall convert the quoted rate to the interest equivalent thereof as set forth in the definition of such rate in the Amended By-Laws if the rate obtained by the Auction Agent is quoted on a discount basis, or if such rate is quoted on a basis other than an interest equivalent or discount basis the Auction Agent shall convert the quoted rate to an interest equivalent rate after consultation with the Trust as to the method of such conversion.

          (ii) If any "AA" Financial Composite Commercial Paper Rate is to be based on rates supplied by Commercial Paper Dealers and one or more of the Commercial Paper Dealers shall not provide a quotation for the determination of such "AA" Financial Composite Commercial Paper Rate, the Auction Agent shall immediately notify the Trust so that the Trust can determine whether to select a substitute Commercial Paper Dealer or substitute Commercial Paper Dealers to provide the quotation or quotations not being supplied by any Commercial Paper Dealer or Commercial Paper Dealers. The Trust shall promptly advise the Auction Agent of any such selection.

     2.8 Ownership of Shares of APS.

     The Trust shall notify the Auction Agent if the Trust or any affiliate of the Trust acquires any APS of any series. Neither the Trust nor any affiliate of the Trust shall submit any Order in any Auction for APS, except as set forth in the next sentence. Any Broker-Dealer that is an affiliate of the Trust may submit Orders in Auctions, but only if such Orders are not for its own account. For purposes of this Section 2.8, a Broker-Dealer shall not be deemed to be an affiliate of the Trust solely because one or more of the directors or executive officers of such Broker-Dealer or of any Person controlled by, in control of or under common control with such Broker-Dealer is also a director of the Trust. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 2.8.

     2.9 Access to and Maintenance of Auction Records.

     The Auction Agent shall afford to the Trust, its agents, independent public accountants and counsel and the Broker-Dealers, access at reasonable times during normal business hours to review and make extracts or copies of all books, records, documents and other information concerning the conduct and results of Auctions (at no cost to the Auction Agent), provided that any such agent, accountant, counsel or Broker-Dealer shall furnish the Auction Agent with a letter from the Trust requesting that the Auction Agent afford such person access. The Auction Agent shall maintain records relating to any Auction for a period of two years after such Auction, and such records shall, in reasonable detail, accurately and fairly reflect the actions taken by the Auction Agent hereunder.

3. The Auction Agent as Dividend and Redemption Price Disbursing Agent.

         The Auction Agent, as dividend and redemption price disbursing agent, shall pay to the Holders of APS of any series (i) on each Dividend Payment Date for such series, dividends on the APS of such series, (ii) on any date fixed for redemption of APS of any series, the Redemption Price of any shares of such series called for redemption and (iii) any Late Charge related to any payment of dividends or Redemption Price, in each case after receipt of the necessary funds from the Trust with which to pay such dividends, Redemption Price or Late Charge. The amount of dividends for any Rate Period for any series of APS to be paid by the Auction Agent to the Holders of such shares of such series will be determined by the Trust as set forth in Sections 8.4 and 8.9 of the Amended By-Laws with respect to such series. The Redemption Price of any shares to be paid by the Auction Agent to the Holders will be determined by the Trust as set forth in Sections 8.4, 8.6 and 8.9 of the Amended By-Laws with respect to such series. The Trust shall notify the Auction Agent in writing of a decision to redeem shares of any series of APS at least five days prior to the date a notice of redemption is required to be mailed to the Holders of the shares to be redeemed by Section 8.6 of the Amended By-Laws. Such notice by the Trust to the Auction Agent shall contain the information required by paragraph (c) of Section
8.6 of the Amended By-Laws to be stated in the notice of redemption required to be mailed by the Trust to such Holders.

4. The Auction Agent as Transfer Agent and Registrar.

     4.1 Issue of Stock or Shares Certificates.

     Upon the Date of Original Issue of each series of APS, one or more certificates representing all of the shares of such series issued on such date shall be issued by the Trust and, at the request of the Trust, registered in the name of Cede & Co. and countersigned by the Auction Agent.

     4.2 Registration of Transfer of Shares.

     Shares of each series of APS may be registered solely in the name of the Securities Depository or its nominee.

     4.3 Removal of Legend on Restricted Shares.

     All requests for removal of legends on APS of any series indicating restrictions on transfer shall be accompanied by an opinion of counsel stating that such legends may be removed and such shares freely transferred, such opinion to be delivered under cover of a letter from a Trust Officer authorizing the Auction Agent to remove the legend on the basis of said opinion.

     4.4 Lost Stock or Share Certificates.

     The Auction Agent shall issue and register replacement certificates for certificates represented to have been lost, stolen or destroyed upon the fulfillment of such requirements as shall be deemed appropriate by the Trust and the Auction Agent, subject at all times to provisions of law, the Declaration of Trust and Amended By-Laws governing such matters and resolutions adopted by the Trust with respect to lost securities. The Auction Agent may issue new certificates in exchange for and upon the cancellation of mutilated certificates. Any request by the Trust to the Auction Agent to issue a replacement or new certificate pursuant to this Section 4.4 shall be deemed to be a representation and warranty by the Trust to the Auction Agent that such issuance will comply with such provisions of law and the Amended By-Laws and resolutions of the Trust.

     4.5 Disposition of Cancelled Certificates; Record Retention.

     The Auction Agent shall retain all stock or share certificates which have been cancelled in transfer or exchange and all accompanying documentation in accordance with applicable rules and regulations of the Securities and Exchange Commission for two calendar years. The Trust shall also undertake to furnish to the Securities and Exchange Commission and to the Board of Governors of the Federal Reserve System, upon demand, at either the principal office or at any regional office, complete, correct and current hard copies of any and all such records.

     4.6 Stock or Record Books.

     For so long as the Auction Agent is acting as the transfer agent for any series of APS pursuant to the Agreement, it shall maintain a stock or record book containing a list of the Holders of the APS of each such series. In case of any request or demand for the inspection of the stock or record books of the Trust or any other books in the possession of the Auction Agent, the Auction Agent will notify the Trust and secure instructions as to permitting or refusing such inspection. The Auction Agent reserves the right, however, to exhibit the stock or record books or other books to any Person if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory body, judicial or quasi-judicial agency or authority having the authority to compel such disclosure, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity or security satisfactory to it.

     4.7 Return of Funds.

     Any funds deposited with the Auction Agent hereunder by the Trust for any reason, including but not limited to redemption of APS of any series, that remain unpaid after sixty days shall be repaid to the Trust upon the written request of the Trust.

Representations and Warranties.

     5.1 Representations and Warranties of the Trust.

     The Trust represents and warrants to the Auction Agent that:

          (a) the Trust is a duly organized and existing business trust in good standing under the laws of the State of its organization and has full trust power or all requisite power to execute and deliver the Agreement and to authorize, create and issue the APS of each series, and the APS of each series when issued, will be duly authorized, validly issued, fully paid and nonassessable;

          (b) the Agreement has been duly and validly authorized, executed and delivered by the Trust and constitutes the legal, valid and binding obligation of the Trust;

          (c) the form of the certificate evidencing the APS of each series complies or will comply with all applicable laws of the State of its organization;

          (d) when issued, the APS of each series will have been duly registered under the Securities Act of 1933, as amended, and no further action by or before any governmental body or authority of the United States or of any state thereof is required in connection with the execution and delivery of the Agreement or will have been required in connection with the issuance of APS of each series;

          (e) the execution and delivery of the Agreement and the issuance and delivery of the APS of each series do not and will not conflict with, violate or result in a breach of, the terms, conditions or provisions of, or constitute a default under, the Declaration or the Amended By-Laws of the Trust, any law or regulation, any order or decree of any court or public authority having jurisdiction, or any mortgage, indenture, contract, agreement or undertaking to which the Trust is a party or by which it is bound the effect of which conflict, violation, default or breach would be material to the Trust or the Trust and its subsidiaries taken as a whole; and

          (f) no taxes are payable upon or in respect of the execution of the Agreement or the issuance of the APS of any series.

     5.2 Representations and Warranties of the Auction Agent.

     The Auction Agent represents and warrants to the Trust that:

          (a) the Auction Agent is duly organized and is validly existing as a banking corporation in good standing under the laws of New York and has the corporate power to enter into and perform its obligations under this Agreement; and

          (b) this Agreement has been duly and validly authorized, executed and delivered by the Auction Agent and constitutes the legal, valid and binding obligation of the Auction Agent, enforceable against the Auction Agent in
accordance   with   its   terms,   subject   to   bankruptcy,   insolvency,
reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

The Auction Agent.

     6.1 Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any Person, other than the Trust, by reason of the Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in the Agreement, and no implied covenants or obligations shall be read into the Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted or for any error of judgment made by it in the performance of its duties under the Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining the pertinent facts.

     6.2 Rights of the Auction Agent.

          (a) The Auction Agent may conclusively rely and shall be protected in acting or refraining from acting upon any communication authorized hereby and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed in good faith by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized hereby which the Auction Agent believes in good faith to have been given by the Trust or by a Broker-Dealer. The Auction Agent may record telephone communications with the Trust or with the Broker-Dealers or both.

          (b) The Auction Agent may consult with counsel of its choice and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys and shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed by it with due care hereunder.

          (e) The Auction Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, it being understood that the Auction Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

     6.3 Compensation, Expenses and Indemnification.

          (a)  The  Trust  shall  pay  the  Auction   Agent  an  annual  fee  as
compensation for all services rendered by it under the Agreement and the Broker-Dealer Agreements as the Trust and the Auction Agent have agreed to from time to time.

          (b) The Trust shall reimburse the Auction Agent upon its request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Auction Agent in accordance with any provision of the Agreement and the Broker-Dealer Agreements (including the compensation and the reasonable expenses and disbursements of its agents (unless such agent is providing a service for which the Auction Agent is already being compensated by the Trust) and counsel), except any expense or disbursement attributable to its negligence or bad faith. In no event shall the Auction Agent be responsible or liable for special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit), even if the Auction Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (c) The Trust shall indemnify the Auction Agent for and hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with its agency under the Agreement and the Broker-Dealer Agreements, including the costs and expenses of defending itself against any such claim or liability in connection with its exercise or performance of any of its duties hereunder and thereunder.

     6.4 Auction Agent's Disclaimer.

     The Auction Agent makes no representation as to the validity or adequacy of the Agreement, the Broker-Dealer Agreements or the APS of any series except that the Auction Agent hereby represents that the Agreement has been duly authorized, executed and delivered by the Auction Agent and constitutes a legal and binding obligation of the Auction Agent.

7. Miscellaneous.

     7.1 Term of Agreement.

          (a) The term of the Agreement is unlimited unless it shall be terminated as provided in this Section 7.1. The Trust may terminate the Agreement at any time by so notifying the Auction Agent, provided that the Trust has entered into an agreement in substantially the form of the Agreement with a successor Auction Agent. The Auction Agent may terminate the Agreement upon written notice to the Trust on the date specified in such notice, which date shall be no earlier than 45 days after the date of delivery of such notice.

          (b) Except as otherwise provided in this paragraph (b), the respective rights and duties of the Trust and the Auction Agent under the Agreement with respect to any series of APS shall cease upon termination of the Agreement with respect to such series. The Trust's representations, warranties, covenants and obligations to the Auction Agent under Sections 5 and 6.4 hereof shall survive the termination of the Agreement with respect to any series of APS. Upon termination of the Agreement with respect to any series of APS, the Auction Agent shall, at the Trust's request, promptly deliver to the Trust copies of all books and records maintained by it with respect to APS in connection with its duties hereunder and to any successor Auction Agent any funds then held by the Auction Agent for the benefit of the Holders of APS or the Trust.

     7.2 Communications

     Except for (i) communications authorized to be by telephone pursuant to the Agreement or the Auction Procedures and (ii) communications in connection with Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party, addressed to it, at its address or telecopy number set forth below:

If to the Trust:  John Hancock Preferred Income Fund III

                                    Susan S. Newton
                                    Senior Vice President, Secretary and
                                    Chief Legal Officer
                                    c/o John Hancock Advisers, LLC
                                    101 Huntington Avenue
                                    Boston MA 02199
                                    Telecopier No.: (617) 375-1702
                                    Telephone No.:  (617) 375-1770

If to the Auction Agent:            Deutsche Bank Trust Company Americas
                                    Corporate Trust & Agency Services
                                    60 Wall Street
                                    New York, NY 10005
                                    Telecopier No.: (212) 797-8600
                                    Telephone No.: (212) 250-6679

     Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of the Trust by a Trust Officer and on behalf of the Auction Agent by telephone (confirmed by telecopy or in writing) by an Authorized Officer.

     7.3 Entire Agreement.

     The Agreement (including the Auction and Settlement Procedures incorporated herein) contains the entire agreement between the parties relating to, and superseding any prior agreement between the parties relating to, the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof except for agreements relating to the compensation of the Auction Agent.

     7.4 Benefits.

     Nothing herein, express or implied, shall give to any Person, other than the Trust, the Auction Agent and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder.

     7.5 Amendment; Waiver.

          (a) The Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party hereto to exercise any right or remedy hereunder in the event of a breach hereof by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     7.6 Successors and Assigns.

     The Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and assigns of each of the Trust and the Auction Agent.

     7.7 Severability.

     If any clause, provision or section hereof shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any of the remaining clauses, provisions or sections hereof.

     7.8 Disclosure of Information.

     The Auction Agent agrees that it will not disclose or use any "non-public personal information" about the Trust's shareholders other than such uses or disclosures as are permitted by Regulation S-P under Section 504 of the Gramm-Leach Biley Act ("Regulation S-P"). "Nonpublic personal information" about a shareholder shall mean: (i) personally identifiable financial information;
(ii) any list, description, or other grouping of consumers that is derived from using any personally identifiable information that is not publicly available; and (iii) any other information that a customer or the transfer agent is prohibited from using or disclosing pursuant to Regulation S-P.

     7.9 Governing Law.

     The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Trust and the Auction Agent in accordance with its terms.


                               JOHN HANCOCK PREFERRED INCOME FUND III


                               By:  __________________________________
                                    Name:  Maureen R. Ford
                                    Title: Chairman, President and
                                           Chief Executive Officer


                               DEUTSCHE BANK TRUST COMPANY AMERICAS


                               By:  __________________________________
                                    Name:   Linda Reale
                                    Title:  Vice President

                                                                       EXHIBIT A
                                                                       ---------

                                     FORM OF
                             BROKER-DEALER AGREEMENT


                             BROKER-DEALER AGREEMENT

                                     between

                      DEUTSCHE BANK TRUST COMPANY AMERICAS

                                       and

                               UBS SECURITIES LLC

                           Dated as of August 19, 2003

                                   Relating to

                            AUCTION PREFERRED SHARES

              Series M, Series T, Series W, Series TH and Series F

                                       of

                     JOHN HANCOCK PREFERRED INCOME FUND III

     BROKER-DEALER AGREEMENT dated as of August 19, 2003, between DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the "Auction Agent") (not in its individual capacity, but solely as agent of John Hancock Preferred Income Fund III, a Massachusetts business trust (the "Trust"), pursuant to authority granted to it in the Auction Agency Agreement dated as of August 19, 2003, between the Trust and the Auction Agent (the "Auction Agency Agreement")) and UBS Securities LLC (together with its successors and assigns, "BD").

The Trust proposes to issue 2,800 preferred shares of beneficial interest, no par value, liquidation preference $25,000 per share, designated Series M Auction Preferred Shares, 2,800 preferred shares of beneficial interest, no par value, liquidation preference $25,000 per share, designated Series T Auction Preferred Shares, 2,800 preferred shares of beneficial interest, no par value, liquidation preference $25,000 per share, designated Series W Auction Preferred Shares, 2,800 preferred shares of beneficial interest, no par value, liquidation preference $25,000 per share, designated Series TH Auction Preferred Shares, and 2,800 preferred shares of beneficial interest, no par value, liquidation preference $25,000 per share, designated Series F Auction Preferred Shares (collectively with the Series M Auction Preferred Shares, the Series T Auction Preferred Shares, the Series W Auction Preferred Shares, the Series TH Auction Preferred Shares, and the Series F Auction Preferred Shares, the "APS"), pursuant to the Trust's Amended By-laws (as defined below).

     The Trust's Amended By-laws provide that the dividend rate on each series of APS for each Dividend Period therefore after the Initial Dividend Period shall be the Applicable Rate therefore, which in each case, in general shall be the rate per annum that a commercial bank, trust company or other financial institution appointed by the Company advises results from implementation of the Auction Procedures (as defined below). The Board of Trustees of the Trust has adopted a resolution appointing Deutsche Bank Trust Company Americas as Auction Agent for purposes of the Auction Procedures, and pursuant to the Auction Agency Agreement, the Trust has requested and directed the Auction Agent to execute and deliver this Agreement.

     The  Auction   Procedures   require  the   participation  of  one  or  more
Broker-Dealers.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Auction Agent and BD agree as follows:


I. DEFINITIONS AND RULES OF CONSTRUCTION.

     1.1. Terms Defined by Reference to the Amended By-laws.

     Capitalized terms not defined herein shall have the respective meanings specified in the Amended By-laws of the Trust.

     1.2. Terms Defined Herein. As used herein and in the Settlement Procedures (as defined below), the following terms shall have the following meanings, unless the context otherwise requires:

     (a) "Amended By-laws" shall mean the By-laws of the Trust, as amended through the date hereof, establishing the powers, preferences and rights of the APS.

     (b) "Auction" shall have the meaning specified in Section 3.1 hereof.

     (c) "Auction Procedures" shall mean the Auction Procedures that are set forth in Section 8.9 of Article VIII of the Amended By-laws.

     (d) "Authorized Officer" shall mean each Managing Director, Vice President, Assistant Vice President, Assistant Treasurer and Assistant Secretary of the
Auction Agent and every other officer or employee of the Auction Agent designated as an "Authorized Officer" for purposes of this Agreement in a communication to BD.

     (e) "BD Officer" shall mean each officer or employee of BD designated as a "BD Officer" for purposes of this Agreement in a communication to the Auction Agent.

     (f)   "Broker-Dealer   Agreement"   shall  mean  this   Agreement  and  any
substantially similar agreement between the Auction Agent and a Broker-Dealer.

     (g) "Settlement Procedures" shall mean the Settlement Procedures attached hereto as Exhibit A.


     1.3. Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

     (a) Words importing the singular number shall include the plural number and vice versa.

     (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

     (d) All references herein to a particular time of day shall be to New York City time.

II. NOTIFICATION OF DIVIDEND PERIOD.

     2.1. The provisions contained in paragraph 8.4 of Article VIII of the Amended By-laws concerning the notification of a Special Dividend Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.


III. THE AUCTION.

     3.1.  Purpose;   Incorporation  by  Reference  of  Auction  Procedures  and
Settlement Procedures.

          (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for each series of APS, for the next Dividend Period therefor. Each periodic operation of such procedures is hereinafter referred to as an "Auction."


          (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other Persons meeting the requirements specified in the definition of "Broker-Dealer" contained in Section 8.2 of
Article VIII of the Amended By-laws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

          (d) BD and other Broker-Dealers may participate in Auctions for their own accounts. However, the Trust, by notice to BD and all other Broker Dealers, may prohibit all Broker-Dealers from submitting Bids in Auctions for their own accounts, provided that Broker-Dealers may continue to submit Hold Orders and Sell Orders.

     3.2. Preparation for Each Auction.

          (a) Not later than 9:30 A.M. on each Auction Date for the APS, the Auction Agent shall advise BD by telephone of the Reference Rate and the Maximum Applicable Rate in effect on such Auction Date.

          (b) The Auction Agent from time to time may request BD to provide it with a list of the respective customers BD believes are Beneficial Owners of shares of each series of APS. BD shall comply with any such request, and the Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the Trust; and such information shall not be used by the Auction Agent or its officers, employees, agents or representatives for any purpose other than such purposes as are described herein. The Auction Agent shall transmit any list of customers BD believes are Beneficial Owners of shares of each series of APS and information related thereto only to its officers, employees, agents or representatives who need to know such information for the purposes of acting in accordance with this Agreement, and the Auction Agent shall prevent the transmission of such information to others and shall cause its officers, employees, agents and representatives to abide by the foregoing confidentiality restrictions; provided, however, that the Auction Agent shall have no responsibility or liability for the actions of any of its officers, employees, agents or representatives after they have left the employ of the Auction Agent.

     3.3. Auction Schedule; Method of Submission of Orders.


          (a) The Trust and the Auction Agent shall conduct Auctions for each series of APS in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be withheld unreasonably. The Auction Agent shall give notice of any such change to BD. Such notice shall be received prior to the first Auction Date on which any such change shall be effective.



                           Time                               Event
                           ----                               -----

                           By 9:30 A.M.                       Auction Agent advises the Trust and Broker-Dealers of
                                                              the Reference Rate and the Maximum Applicable Rate as
                                                              set forth in Section 3.2(a) hereof.

                           9:30 A.M. - 1:30 P.M.              Auction Agent assembles  information  communicated to
                                                              it by  Broker-Dealers  as provided in Section  8.9(b)
                                                              of Article  VIII of the Amended  By-laws.  Submission
                                                              Deadline is 1:00 P.M.

                           Not earlier than 1:30 P.M.         Auction Agent makes determinations pursuant to Section
                                                              8.9(c) of Article VIII of the Amended By-laws.

                           By approximately 3:00 P.M.         Auction Agent advises the Trust of the results of
                                                              the Auction. Submitted Bids and Submitted Sell
                                                              Orders are accepted and rejected in whole
                                                              or in part and shares of APS are allocated as
                                                              provided in Section 8.9(d) of Article VIII of
                                                              the Amended By-laws. Auction Agent gives notice
                                                              of the Auction results as set forth in Section
                                                              3.4(a) hereof.



          (b) BD agrees to maintain a list of Potential Beneficial Owners and to contact the Potential Beneficial Owners on such list on or prior to each Auction Date for the purposes set forth in Section 8.9 of Article VIII of the Amended By-laws.

          (c) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit B. BD shall submit separate Orders to the Auction Agent for each Potential Beneficial Owner or Beneficial Owner on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Beneficial Owners or Beneficial
Owners on whose behalf BD is submitting Orders.

          (d) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit C, of transfers of shares of any series of APS, made through BD by an Existing Holder to another Person other than pursuant to an Auction, and (ii) a written notice, substantially in the form attached hereto as Exhibit D, of the failure of shares of any series of any series of APS to be transferred to or by any Person that purchased or sold shares of any series of APS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:00 P.M. on the Business Day next preceding the applicable Auction Date.

     3.4. Notice of Auction Results.

          (a) On each Auction Date, the Auction Agent shall notify BD by telephone as set forth in paragraph (a) of the Settlement Procedures. On the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

          (b) BD shall notify each Beneficial Owner, Potential Beneficial Owner, Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures, and take such other action as is required of BD pursuant to the Settlement Procedures.


          If any Beneficial Owner or Existing Holder selling shares of APS in an Auction fails to deliver such shares, the BD of any Person that was to have purchased shares of such series of APS in such Auction may accept delivery from such Person of a number of whole shares of such series of APS that is less than the number of shares that otherwise was to be purchased by such Person. In such event, the number of shares of such series of APS to be so delivered shall be determined by such BD. Delivery of such lesser number of shares shall constitute good delivery. Upon the occurrence of any such failure to deliver shares, such BD shall deliver to the Auction Agent the notice required by
Section 3.3(d)(ii) hereof. Notwithstanding the foregoing terms of this Section 3.4(b), any delivery or non-delivery of shares of any series of APS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 3.3(d) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this Section 3.4(b).

     3.5. Service Charge to Be Paid to BD.

          On the Business Day next succeeding each Auction Date, the Auction Agent shall pay to BD from moneys received from the Trust an amount equal to:
(a) in the case of any Auction Date immediately preceding a Dividend Period of 7 days or less, the product of (i) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the first day of such Dividend Period but excluding the last day thereof) and the denominator of which is 360, times (ii) 1/4 of 1%, times (iii) $25,000, times (iv) the sum of (A) the aggregate number of APS placed by BD in the applicable Auction that were (x) the subject of a Submitted Bid of a Beneficial Owner submitted by BD and continued to be held as a result of such submission and (y) the subject of a Submitted Bid of a Potential Beneficial Owner submitted by BD and were purchased as a result of such submission plus (B) the aggregate number of APS subject to valid Hold Orders (determined in accordance with Section 8.9 of Article VIII of the Amended By-laws) submitted to the Auction Agent by BD plus (C) the number of APS deemed to be subject to Hold Orders by Beneficial Owners pursuant to Section 10 of Article VII of the Amended By-laws that were acquired by such Beneficial Owners through BD; and
(b) in the case of any Auction Date immediately preceding a Special Dividend Period, that amount as mutually agreed upon by the Trust and BD, based on the selling concession that would be applicable to an underwriting of fixed or variable rate preferred shares with a similar final maturity or variable rate dividend period, at the commencement of such Special Dividend Period.

          For purposes of subclause (a)(iv)(C) of the foregoing sentence, if any Beneficial Owner who acquired shares of any series of APS through BD transfers those shares to another Person other than pursuant to an Auction, then the Broker-Dealer for the shares so transferred shall continue to be BD, provided, however, that if the transfer was effected by, or if the transferee is, a Broker-Dealer other than BD, then such Broker-Dealer shall be the Broker-Dealer for such shares.


IV. THE AUCTION AGENT.

     4.1. Duties and Responsibilities.

          (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no fiduciary duties to any other Person by reason of this Agreement.

          (b) The Auction Agent undertakes to perform such duties and only such duties as are set forth specifically in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Auction Agent.

          (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered or omitted by it, or for any error of judgment made by it in the performance of its duties under this Agreement. The Auction Agent shall not be liable for any error of judgment made in good faith unless the Auction Agent shall have been negligent in ascertaining (or failing to ascertain) the pertinent facts.



     4.2. Rights of the Auction Agent.

          (a) The Auction Agent may rely upon, and shall be protected in acting or refraining from acting upon, any communication authorized by this Agreement and any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document believed by it to be genuine. The Auction Agent shall not be liable for acting upon any telephone communication authorized by this Agreement which the Auction Agent believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

          (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


          (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

          (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

          4.3.   Auction  Agent's   Disclaimer.   The  Auction  Agent  makes  no
representation as to the validity or adequacy of this Agreement or the APS.


V. MISCELLANEOUS.

          5.1. Termination. Any party may terminate this Agreement at any time upon five days' prior written notice to the other party; provided, however, that if BD is UBS Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Inc., neither BD nor the Auction Agent may terminate this Agreement without first obtaining the prior written consent of the Trust to such termination, which consent shall not be withheld unreasonably.

          5.2. Participant in Securities Depository; Payment of Dividends in Same-Day Funds.

               (a) BD is, and shall remain for the term of this Agreement, a member of, or a participant in, the Securities Depository (or an affiliate of such a member or participant).

               (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the APS available in same-day funds on each Dividend Payment Date to customers that use BD (or its affiliate) as Agent Member.

     5.3. Agent Member. At the date hereof, BD is a participant of the Securities Depository.


     5.4. Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (including telecopy or similar writing) and shall be given to such party at its address or telecopier number set forth below:

 If to BD,                          UBS Securities LLC
 addressed to:                      299 Park Avenue
                                    New York, NY  10171
                                    Attention:  Oscar Junquera
                                    Telecopier No.:  (212) 821-4205
                                    Telephone No.:  (212) 821-3334

 If to the Auction                  Deutsche Bank Trust Company Americas
 Agent, addressed to:               Corporate Trust & Agency Services
                                    60 Wall Street
                                    New York, NY 10005
                                    Telecopier No.: (212) 797-8600
                                    Telephone No.: (212) 250-6679

or such other address or telecopier number as such party hereafter may specify for such purpose by notice to the other party. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer and on behalf of the Auction Agent by an Authorized Officer. BD may record telephone communications with the Auction Agent.

     5.5. Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or inferred, between the parties relating to the subject matter hereof.

     5.6. Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, the Auction Agent and BD and their respective successors and assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

     5.7. Amendment; Waiver.

          (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, canceled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of the party to be charged.

          (b) Failure of either party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by the other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

     5.8. Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of BD and the Auction Agent. This Agreement may not be assigned by either party hereto absent the prior written consent of the other party; provided, however, that this Agreement may be assigned by the Auction Agent to a successor Auction Agent selected by the Trust without the consent of BD.

     5.9. Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

     5.10. Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     5.11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said state.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.


                                        DEUTSCHE BANK TRUST COMPANY AMERICAS




                                        By:      _______________________________
                                                 Name:    Linda Reale
                                                 Title:   Vice President



                                        UBS SECURITIES LLC




                                        By:      _______________________________
                                                 Name:
                                                 Title:

                                    EXHIBIT A


                              SETTLEMENT PROCEDURES

[Included as Appendix to Auction Agency Agreement]

                                    EXHIBIT B

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                AUCTION BID FORM



Submit To:   Deutsche Bank Trust                 Issue:   John Hancock Preferred
             Company Americas                             Income Fund III
             60 Wall Street
             New York, NY 10005
             Telecopier No.: (212) 797-8600
             Telephone No.: (212) 250-6679

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

Name of Bidder:  ________________________

BENEFICIAL OWNER

Shares now held  _______________                 HOLD              _____________
                                                 BID at rate of    _____________
                                                 SELL              _____________

POTENTIAL BENEFICIAL OWNER

                      # of shares bid   _____________
                      BID at rate of    _____________ Notes:

(1) If submitting more than one Bid for one Bidder, use additional Auction Bid Forms.

(2) If one or more Bids covering in the aggregate more than the number of outstanding shares held by any Beneficial Owner are submitted, such bid shall be considered valid in the order of priority set forth in the Auction Procedures on the above issue.

(3) A Hold or Sell Order may be placed only by a Beneficial Owner covering a number of shares not greater than the number of shares currently held.

(4) Potential Beneficial Owners may make only Bids, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Beneficial Owner, each Bid submitted shall be a separate Bid with the rate specified.

(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%). Fractions will not be accepted.


NAME OF BROKER-DEALER  ________________________



Authorized Signature   ________________________

                                    EXHIBIT C


                    (Note: To be used only for transfers made
                       other than pursuant to an Auction)

                                  TRANSFER FORM

   Re:   John Hancock Preferred Income Fund III
         Auction Preferred Shares,
         Series [M, T, W, TH or F]


     We are (check one):

[ ]  the Existing Holder named below;

[ ]  the Broker-Dealer for such Existing Holder; or

[ ]  the Agent Member for such Existing Holder.


   We hereby notify you that such Beneficial Owner has transferred __ APS to __.

                                    --------------------------
                                    (Name of Existing Holder)

                                    --------------------------
                                    (Name of Broker-Dealer)

                                    --------------------------
                                    (Name of Agent Member)



                         By:        _________________________
                                    Printed Name:
                         Title:

                                    EXHIBIT D

                 (Note: To be used only for failures to deliver
                        APS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER



Complete either I or II


I. We are a Broker-Dealer for ____________________ (the "Purchaser"), which purchased _____ shares of APS, Series [M, T, W, TH or F], of John Hancock Preferred Income Fund III in the Auction held on ____________________ from the seller of such shares.

II. We are a Broker-Dealer for _____________________ (the "Seller"), which sold ____ shares of APS, Series [M, T, W, TH or F], of John Hancock Preferred Income Fund III, in the Auction held on ______________ to the Purchaser of such shares.

          We hereby notify you that (check one):

          _______  the Seller failed to deliver such shares to the Purchaser

          _______ the Purchaser failed to make payment to the Seller upon delivery of such shares

                   Name:    _________________________
                            (Name of Broker-Dealer)


                   By:      _________________________
                            Printed Name:
                            Title:

                                                                       EXHIBIT B
                                                                       ---------

                              SETTLEMENT PROCEDURES

     The following summary of Settlement Procedures sets forth the procedures expected to be followed in connection with the settlement of each Auction and will be incorporated by reference in the Auction Agency Agreement and each Broker-Dealer Agreement. Nothing contained in this Appendix constitutes a representation by the Trust that in each Auction each party referred to herein will actually perform the procedures described herein to be performed by such party.

          (a) On each Auction Date, the Auction Agent shall notify by telephone, or through the Auction Agent's auction processing system, the Broker-Dealers that participated in the Auction held on such Auction Date and submitted an Order on behalf of any Existing Holder or Potential Holder of:

               (i) the Applicable Rate fixed for the next succeeding Dividend Period;

               (ii)   whether   Sufficient   Clearing   Bids   existed  for  the
          determination of the Applicable Rate;

               (iii)  if  such   Broker-Dealer   (a  "Seller's   Broker-Dealer")
          submitted a Bid or a Sell Order on behalf of an Existing Holder, the number of shares, if any, of APS to be sold by such Existing Holder;

               (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Holder, the number of shares, if any, of APS to be purchased by such Potential Holder;

               (v) if the aggregate number of APS to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order exceeds the aggregate number of APS to be purchased by all potential Holders on whose behalf such Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers (and the name of the Agent Member, if any, of each such Buyer's Broker-Dealer) acting for one or more purchasers of such excess number of APS and the number of such shares to be purchased from one or more Existing Holders on whose behalf such Broker-Dealer acted by one or more Potential Holders on whose behalf each of such Buyer's Broker-Dealers acted;

               (vi) if the aggregate number of APS to be purchased by all Potential Holders on whose behalf such Broker-Dealer submitted a Bid exceeds the aggregate number of APS to be sold by all Existing Holders on whose behalf such Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker Dealers (and the name of the Agent Member, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess number of APS and the number of such shares to be sold to one or more Potential Holders on whose behalf such Broker-Dealer acted by one or more Existing Holders on whose behalf each of such Seller's Broker-Dealers acted; and

               (vii) the Auction Date of the next succeeding Auction with respect to the APS.

          (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Holder or Potential Holder shall:

               (i) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, instruct each Potential Holder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Holder's Agent Member to pay to such Broker
          - Dealer (or its Agent Member) through the Securities Depository the amount necessary to purchase the number of APS to be purchased pursuant to such Bid against receipt of such shares and advise such Potential Holder of the Applicable Rate for the next succeeding Dividend Period;

               (ii)  in  the  case  of  a  Broker-Dealer   that  is  a  Seller's
          Broker-Dealer, instruct each Existing Holder on whose behalf such Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, to instruct such Existing Holder's Agent Member to deliver to such Broker-Dealer (or its Agent Member) through the Securities Depository the number of APS to be sold pursuant to such Order against payment therefor and advise any such Existing Holder that will continue to hold APS of the Applicable Rate for the next succeeding Dividend Period;

               (iii)   advise  each   Existing   Holder  on  whose  behalf  such
          Broker-Dealer submitted a Hold Order of the Applicable Rate for the next succeeding Dividend Period;

               (iv)  advise   each   Existing   Holder  on  whose   behalf  such
          Broker-Dealer submitted an Order of the Auction Date for the next succeeding Auction; and

               (v)  advise   each   Potential   Holder  on  whose   behalf  such
          Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the Auction Date for the next succeeding Auction.

          (c) On the basis of the information provided to it pursuant to (a) above, each Broker-Dealer that submitted a Bid or a Sell Order on behalf of a Potential Holder or an Existing Holder shall, in such manner and at such time or times as in its sole discretion it may determine, allocated any funds received by it pursuant to (b)(i) above and any APS received by it pursuant to
(b)(ii) above among the Potential Holders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Holders, if any, on whose behalf such Broker-Dealer submitted Bids that were accepted or Sell Orders, and any Broker-Dealer or Broker-Dealers identified to it by the Auction Agent pursuant to (a)(v) or (a)(vi) above.

          (d) On each Auction Date:

               (i) each Potential Holder and Existing Holder shall instruct its Agent Member as provided in (b)(i) or (ii) above, as the case may be;

               (ii) each Seller's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to the Agent Member of the Existing Holder delivering shares to such Broker-Dealer pursuant to (b)(ii) above the amount necessary to purchase such shares against receipt of such shares, and (B) deliver such shares through the Securities Depository to a Buyer's Broker-Dealer (or its Agent Member) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

               (iii) each Buyer's Broker-Dealer which is not an Agent Member of the Securities Depository shall instruct its Agent Member to (A) pay through the Securities Depository to a Seller's Broker-Dealer (or its Agent Member) identified pursuant to (a) (vi) above the amount necessary to purchase the shares to be purchased pursuant to (b) (i) above against receipt of such shares, and (B) deliver such shares through the Securities Depository to the Agent Member of the purchaser thereof against payment therefor.

          (e) On the day after the Auction Date:

               (i) each Bidder's Agent Member referred to in (d) (i) above shall instruct the Securities Depository to execute the transactions described under (b) (i) or (ii) above, and the Securities Depository shall execute such transactions;

               (ii) each Seller's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d) (ii) above, and the Securities Depository shall execute such transactions; and

               (iii) each Buyer's Broker-Dealer or its Agent Member shall instruct the Securities Depository to execute the transactions described in (d) (iii) above, and the Securities Depository shall execute such transactions.

          (f) If an Existing Holder selling APS in an Auction fails to deliver such shares (by authorized book-entry), a Broker-Dealer may deliver to the Potential Holder on behalf of which it submitted a Bid that was accepted a number of whole APS that is less than the number of shares that otherwise was to be purchased by such Potential Holder. In such event, the number of APS to be so delivered shall be determined solely by such Broker-Dealer. Delivery of such lesser number of shares shall constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or non-delivery of shares which shall represent any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until
the Auction   Agent  shall  have  been   notified  of  such   delivery  or
non-delivery in accordance with the provisions of the Auction Agency Agreement and the Broker-Dealer Agreements.